Exhibit 1.1

Execution Version

GLOBAL PARTNERS LP

$50,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

May 19, 2015

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Global Partners LP, a Delaware limited partnership (the “Partnership”), Global GP LLC, a Delaware limited liability company (the “General Partner”), and Global Operating LLC, a Delaware limited liability company (“Global Operating” and, together with the Partnership and the General Partner, the “Partnership Parties”), confirm their agreement (this “Agreement”) with Wells Fargo Securities, LLC and BMO Capital Markets Corp. (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units.

The Partnership proposes to issue and sell through or to the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $50,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-188982), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units.  The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

Global Companies LLC, a Delaware limited liability company (“Global Companies”), Global Montello Group Corp., a Delaware corporation (“Global Montello”), Global Partners Energy Canada ULC, an Alberta unlimited liability company (“GPEC”), Warren Equities, Inc., a Delaware corporation (“Warren”), Warex Terminals Corporation, a New York corporation (“Warex”), Drake Petroleum Company, Inc., a Massachusetts corporation (“Drake”), Puritan Oil Company, Inc., a New Jersey corporation (“Puritan”), Maryland Oil Company, a Delaware corporation (“Maryland Oil”), Chelsea Sandwich LLC, a Delaware limited liability company (“Chelsea Sandwich”), Glen Hes Corp., a Delaware corporation (“Glen Hes”), Global Energy Marketing LLC, a Delaware limited liability company (“Global Marketing”), Global Energy Marketing II LLC, a Delaware limited liability company (“Global Marketing II”), Alliance Energy LLC, a Massachusetts limited liability company (“Alliance”), Bursaw Oil LLC, a Massachusetts limited liability company (“Bursaw Oil”), Global CNG LLC, a Delaware limited liability company (“Global CNG”) and Cascade Kelly Holdings LLC, an Oregon limited liability company (“Cascade Kelly”) are herein referred to as the “Operating Subsidiaries.”  The Partnership Parties and the Operating Subsidiaries are herein referred to as the “Partnership Entities.”

2. Representations and Warranties.

The Partnership Parties represent and warrant, jointly and severally, to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable

Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(a)                                 Registration; Definitions; No Stop Order. A registration statement on Form S-3 relating to the Units (File No. 333-188982) has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been made available by the Partnership to you as the Managers.

Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement or Prospectus, as the case may be.  Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of the Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of the Registration Statement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b)                                 Form of Documents. The Registration Statement conformed in all material respects at the respective times the Registration Statement and any post-effective amendment thereto became effective and will conform in all material respects at each deemed effective date with respect to any Manager pursuant to Rule 430B(f)(2) under the Securities Act, as of the date hereof, each Applicable Time, each Settlement Date and at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Units (the “Prospectus Delivery Period”). As of the date hereof, each Applicable Time and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)                                  Registration Statement. The Registration Statement did not, as of the latest Effective Date, at each deemed effective date with respect to any Manager pursuant to Rule

430B(f)(2) under the Securities Act, as of the date hereof, each Applicable Time, each Settlement Date and at all times during the Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).

(d)                                 Prospectus. The Prospectus will not, as of the date hereof, each Applicable Time and each Settlement Date and all times during the Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).

(e)                                  Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Ineligible Issuer. For purposes of each offering of the Units pursuant to the transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(g)                                  Regulation M.  As of the date hereof, each Applicable Time and each Settlement date, the Common Units shall be “actively traded securities” excepted from the Requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h)                                 Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in each of the Registration Statement and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Partnership Parties, taken as a whole, or on the performance by the Partnership Parties of their obligations under this Agreement (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i)                                     Formation and Qualification of the General Partner, Global Operating, Global Companies, Global Marketing, Global Marketing II, Chelsea Sandwich and Global CNG.  Each of the General Partner, Global Operating, Global Companies, Global Marketing, Global Marketing II, Chelsea Sandwich and Global CNG has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with full limited liability company power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as general partner of the Partnership.  Each of the General Partner, Global Operating, Global Companies, Global Marketing, Global Marketing II, Chelsea Sandwich and Global CNG is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j)                                    Formation and Qualification of Global Montello, Glen Hes, Warren and Maryland Oil.  Each of Global Montello, Glen Hes, Warren and Maryland Oil has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to own or lease its properties and to conduct its business.  Each of Global Montello, Glen Hes, Warren and Maryland Oil is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)                                 Formation and Qualification of Alliance and Bursaw Oil.  Each of Alliance and Bursaw Oil has been duly formed and is validly existing in good standing as a limited liability company under the Massachusetts Limited Liability Company Act with full limited liability company power and authority to own or lease its properties and conduct its business.  Each of Alliance and Bursaw Oil is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l)                                     Formation and Qualification of Cascade Kelly.  Cascade Kelly has been duly formed and is validly existing as a limited liability company under the Oregon Limited Liability Company Act with full limited liability company power and authority to own or lease its properties and conduct its business.  Cascade Kelly is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(m)                             Formation and Qualification of GPEC.  GPEC has been duly formed and is validly existing as an unlimited liability company under the Alberta Business Corporations Act with full unlimited liability company power and authority to own or lease its properties and conduct its business.  GPEC is duly registered or qualified as a foreign unlimited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(n)                                 Formation and Qualification of Warex.  Warex has been duly formed and is validly existing as a corporation under the New York Business Corporation Law with full corporate power and authority to own or lease its properties and conduct its business.  Warex is duly registered or qualified as a corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(o)                                 Formation and Qualification of Drake.  Drake has been duly formed and is validly existing as a corporation under the Massachusetts Business Corporations Act with full corporate power and authority to own or lease its properties and conduct its business.  Drake is duly registered or qualified as a corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(p)                                 Formation and Qualification of Puritan.  Puritan has been duly formed and is validly existing as a corporation under the New Jersey Business Corporation Act with full corporate power and authority to own or lease its properties and conduct its business.  Puritan is duly registered or qualified as a corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(q)                                 Ownership of the General Partner. As of the date hereof, Richard Slifka, trusts for the benefit of family members of Alfred Slifka and Richard Slifka, Larea Holdings LLC, a Delaware limited liability company (“Larea”), and Larea Holdings II LLC, a Delaware limited liability company (“Larea II”), own all of the membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General

Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and each member of the General Partner owns its membership interest in the General Partner free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except restrictions on transferability contained in the General Partner LLC Agreement and the organizational documents of each such member, as applicable.

(r)                                    Ownership of the General Partner Interest in the Partnership.  As of the date hereof, the General Partner is the sole general partner of the Partnership with a 0.74% general partner interest in the Partnership as of the date hereof; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and, except as otherwise disclosed in the Registration Statement and the Prospectus, the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability contained in the Partnership Agreement, other than those created pursuant to the Second Amended and Restated Credit Agreement, dated December 16, 2013, by and among the Partnership, Global Operating, Global Companies, Global Montello, Chelsea Sandwich, Global Marketing, Global Marketing II, Glen Hes, Alliance, GLP Finance (as defined below), Global CNG and Cascade Kelly, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended (the “Credit Agreement”), and/or the Indenture governing the 6.25% Senior Notes due 2022 of the Partnership and GLP Finance Corp., a Delaware corporation (“GLP Finance”), as amended (the “Indenture”).

(s)                                   Capitalization of the Partnership.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 30,995,563 Common Units and the Incentive Distribution Rights (as such term is defined in the Partnership Agreement).  All such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(t)                                    Ownership of Global Operating.  The Partnership owns a 100% membership interest in Global Operating; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Global Operating (the “Global Operating LLC Agreement”) and is fully paid (to the extent required under the Global Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and except as otherwise disclosed in the Registration Statement and the Prospectus, the Partnership owns such membership interest free and clear of all Liens, other than those created pursuant to the Credit Agreement and/or the Indenture.

(u)                                 Ownership of Global Companies, Chelsea Sandwich, Global Marketing, Global Marketing II, Glen Hes, Alliance, Cascade Kelly, Global CNG, Bursaw Oil, GPEC, Warren, Warex, Drake, Puritan and Maryland Oil.  Global Operating owns a 100% membership interest in each of Global Companies, Chelsea Sandwich, Global Marketing, Global Marketing II, Alliance, Cascade Kelly and Global CNG, 100% of the capital stock of Global Montello and

100% of the capital stock of GPEC; Global Companies owns 100% of the capital stock of Glen Hes; Alliance owns a 100% membership interest in Bursaw Oil; Global Montello owns 100% of the capital stock of Warren; and Warren owns 100% of the capital stock of each of Puritan, Warex, Drake and Maryland Oil, in each case free and clear of all Liens, other than those created pursuant to the Credit Agreement and/or the Indenture, except as otherwise disclosed in the Registration Statement and the Prospectus.  In the case of Operating Subsidiaries that are limited liability companies, such membership interests have been duly authorized and validly issued in accordance with their respective limited liability company agreement (collectively, the “Operating Subsidiary LLC Agreements”) and are fully paid (to the extent required under the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and Chapter 156C, Sections 35 and 46 of the Massachusetts Limited Liability Company Act).  In the case of Operating Subsidiaries that are corporations, such capital stock has been duly authorized and validly issued in accordance with the DGCL and the charters and bylaws of such corporations and is fully paid and nonassessable.

(v)                                 No Other Subsidiaries.  Except as described in the Registration Statement and the Prospectus, other than the ownership interests in Global Operating, GLP Finance, Global Companies, Global Montello, Chelsea Sandwich, Global Marketing, Global Marketing II, Glen Hes, Alliance, Cascade Kelly, Global CNG, Bursaw Oil, Global Partners Energy Canada ULC, Basin Transload, LLC, GPEC, Warren, Warex, Drake, Puritan and Maryland Oil, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  GLP Finance was formed for the sole purpose of being a co-issuer of the Partnership’s debt and has no operating assets.

(w)                               Valid Issuance of the Units.  The Units, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will conform in all material respects to the description thereof contained in the Prospectus.

(x)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus and for restrictions on transfer contained in the Organizational Documents (as defined below), the Credit Agreement and/or the Indenture, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any equity securities in the Partnership. Except for such rights that have been waived or as described in the Prospectus, the offering or sale of the Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities.

(y)                                 Authority and Due Authorization.  Each of the Partnership Parties has all requisite partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus.  On each Settlement Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(z)                                  Authorization of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(aa)                          Enforceability of Agreements.

(i)                                     The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii)                                  The General Partner LLC Agreement has been duly authorized, executed and delivered by Alfred Slifka, Richard Slifka, trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II and is a valid and legally binding agreement of the Estate of Alfred Slifka, Richard Slifka, trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II, enforceable against the Estate of Alfred Slifka, Richard Slifka, trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II in accordance with its terms;

(iii)                               The Global Operating LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv)                              The limited liability company agreement of Bursaw Oil (the “Bursaw Oil LLC Agreement”) has been duly authorized, executed and delivered by Alliance, and is a validly and legally binding agreement of Alliance, enforceable against Alliance in accordance with its terms; and

(v)                                 Each Operating Subsidiary LLC Agreement, other than the Bursaw Oil LLC Agreement, has been duly authorized, executed and delivered by Global Operating, and is a valid and legally binding agreement of Global Operating, enforceable against Global Operating in accordance with its terms;

provided that, with respect to each agreement described in this Section 2(aa), the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (the “Enforceability Exceptions”), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

The Partnership Agreement, the General Partner LLC Agreement, the Global Operating LLC Agreement, the Bursaw Oil LLC Agreement and the Operating Subsidiary LLC Agreements are herein collectively referred to as the “Organizational Agreements.”  The Organizational Agreements, together with the certificates of limited partnership or formation or certificates of incorporation, bylaws and other organizational documents of the Partnership Entities are herein referred to as the “Organizational Documents.”

(bb)                          No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units or (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any Lien upon any property or asset of the Partnership Parties pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties or assets may be bound or subject or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except in the cases of clauses (B) and (C) above, for any such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)                            No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Parties of this Agreement or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications required under the Securities Act, the Exchange Act, the Rules and Regulations and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(dd)                          No Default.  No Partnership Entity (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or its property or assets directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Other Sales.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ff)                              No Material Adverse Change, Liabilities, Material Contracts or Distributions.  Since the date of the most recent financial statements of the Partnership included or incorporated by reference in each of the Registration Statement and the Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; or (C)  entered into any material transaction not in the ordinary course of business; (ii) the Partnership has not declared or paid any distribution on its Common Units other than regular quarterly pro rata distributions to holders of Common Units; and (iii) there has not been any change in the net current assets or long-term debt of a Partnership Entity, in the case of clauses (i) or (iii), as could, in the aggregate, reasonably be expected to have a Material Adverse Effect, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as described in the Registration Statement and the Prospectus.

(gg)                            Independent Public Accountants.  Ernst & Young LLP, who has certified certain financial statements of the Partnership included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act, the Rules and Regulations and the regulations of the Public Company Accounting Oversight Board.

(hh)                          Financial Statements.  The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The selected financial information contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements, as applicable, from which it has been derived.

(ii)                                  XBRL.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(jj)                                Statistical and Market Data.  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kk)                          Investment Company.  None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, none of them will be, an “investment company”  or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ll)                                  No Legal Proceedings.  Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which any of the business or property of any of the Partnership Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that in, the case of clauses (i) and (ii) above, if determined adversely to any of the Partnership Entities, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(mm)                  Contracts to be Described or Filed.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Registration Statement or the Prospectus as required or filed as exhibits to the Registration Statement as required by the Securities Act or by the Rules and Regulations.

(nn)                          No Labor Dispute.  Except as described in the Registration Statement and the Prospectus, no labor disturbance by the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(oo)                          Compliance with ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, excluding any failures that individually or in the aggregate are not reasonably expected to result in a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event”

(within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan subject to Title IV of ERISA does not exceed the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) by an amount reasonably expected to result in a Material Adverse Effect and (d) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter (or may rely on an IRS opinion letter) that it is so qualified, or has timely submitted an application for such a determination that is currently being processed by the IRS, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(pp)                          Tax Returns.  Each of the Partnership Entities has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon other than those (i) that are being contested in good faith or (ii) that, if not paid, would not have a Material Adverse Effect, and the Partnership Parties do not have any knowledge of any tax deficiencies with respect to any Partnership Entity that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)                          Sarbanes-Oxley Act.  Except as described in the Registration Statement and the Prospectus, there is and has been no failure on the part of a Partnership Entity or any of its directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)                                Title to Properties.  The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by the Partnership Entities, free and clear of all Liens (other than those arising under the Credit Agreement and the Indenture) except (i) as described in the Registration Statement and the Prospectus or (ii) such as do not materially interfere with the use of such properties, taken as a whole, by the Partnership Entities; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties, taken as a whole, by the Partnership Entities.

(ss)                              Permits.  The Partnership Entities have such permits, licenses, sub-licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(tt)                                Intellectual Property.  The Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(uu)                          Environmental Compliance.  Except as described in the Registration Statement and the Prospectus, the Partnership Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or has otherwise already been resolved.  Except as described in the Registration Statement and the Prospectus, (A) there are no proceedings that are pending, or, to the knowledge of the Partnership Parties, known to be contemplated, against any Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Partnership Parties are not aware of any issues regarding non-compliance by the Partnership Entities with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership Entities taken as a whole, and (C) the Partnership Parties do not anticipate that the Partnership Entities will be required to incur material capital expenditures relating to Environmental Laws.

(vv)                          No Restrictions on Subsidiaries.  No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in the Registration Statement and the Prospectus and except for any such restrictions contained in the Credit Agreement and/or the Indenture.

(ww)                      Foreign Corrupt Practices Act, Etc.  No Partnership Entity and, to the knowledge of the Partnership Parties, no director, officer, agent, employee, affiliate or other person associated with or acting on behalf of a Partnership Entity, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Partnership maintains policies intended to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xx)                          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where any of the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(yy)                          Sanctions.  No Partnership Entity and, to the knowledge of the Partnership Parties, no director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions. The Partnership Entities are not now knowingly engaged in any dealings or transactions with any person who is currently the subject of Sanctions.

(zz)                            No Distribution of Other Offering Materials.  The Partnership has not distributed and, prior to the later to occur of any Settlement Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Prospectus and any other materials, if any, permitted by the Securities Act.

(aaa)                   Market Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(bbb)                   NYSE Listing.  The Units have been approved for listing, subject to official notice of issuance, on the NYSE.

(ccc)                      Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ddd)                   Insurance.  The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as is reasonably adequate to protect them and their businesses as is customary for companies engaged in similar businesses in similar industries.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Settlement Date.

(eee)                      Disclosure Controls.  The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness and presented in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014; and (iii) as of December 31, 2014, are effective in all material respects to perform the functions for which they were established, except as disclosed in the Registration Statement and the Prospectus.

(fff)                         No Significant Deficiency in Internal Control over Financial Reporting.  Since the date of the most recent balance sheet of the Partnership reviewed by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) except as disclosed in the Registration Statement and the Prospectus, any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership, and (ii) except as disclosed in the Registration Statement and the Prospectus, since that date, there has been no significant change in internal controls over financial reporting that has materially affected such internal controls.

Any certificate signed by any officer of the Partnership Parties and delivered to the Managers or to counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Manager.

3. Sale and Delivery to the Managers; Settlement.

(a)                                 Sale of Units.  On the basis of the representations, warranties and agreements contained in and subject to the terms and conditions of, this Agreement, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(i)                                     The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum number of Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii)                                  The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii)                               Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)—(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date.

(iv)                              Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue.  Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(v)                                 The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(vi)                              Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b)                                 Settlement of Units.  Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(v) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)                                  Delivery of Units.  On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC.  On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. If the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default.  If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d)                                 Limitations on Offering Size.  Under no circumstances shall the Partnership propose to any Manager, or any Manager effect, a sale of Units pursuant to this Agreement, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $50,000,000.

(e)                                  Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f)                                   If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants with the Managers as follows:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and at all times during the Prospectus Delivery Period, (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii)  the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                                 Notice of Commission Stop Orders.  The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units.  The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c)                                  Delivery of Registration Statement and Prospectus.  The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership), unless otherwise available on EDGAR, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during at all times during the Prospectus Delivery Period (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the

Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e)                                  Blue Sky and Other Qualifications.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(f)                                   Rule 158.  The Partnership will make generally available to its unitholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  At all times during the Prospectus Delivery Period, the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i)                                     Reporting Requirements.  The Partnership, at all times during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)                                    Notice of Other Sales.  The Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k)                                 Change of Circumstances.  The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement or sell Units, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l)                                     Due Diligence Cooperation.  The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m)                             Disclosure of Sales.  The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n)                                 Representation Dates; Certificate.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(i)                                     each time the Partnership:

(1)                                 files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(2)                                 files an annual report on Form 10-K under the Exchange Act;

(3)                                 files a quarterly report on Form 10-Q under the Exchange Act; or

(4)                                 files a report on Form 8-K containing a material amendment of the financial statements (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act and only upon the reasonable request of the Manager;

(ii)                                  at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(iii)                               at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (i)(1) through (4) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (3) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit D, modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date and time of delivery of such certificate, within three Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of such instruction.

(o)                                 Legal Opinion of Vinson & Elkins L.L.P.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Vinson & Elkins L.L.P., or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit B, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                                 Legal Opinion of Edward Faneuil.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Edward Faneuil, General Counsel for the General Partner, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a Reliance Letter.

(q)                                 Comfort Letter.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit

D for which no waiver is applicable, the Partnership shall cause Ernst & Young LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to the Partnership, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)                                    Opinion of Counsel for the Managers.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Baker Botts L.L.P., counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(s)                                   Further Documentation.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D, the Partnership shall have furnished to the Managers such further certificates and documents as the Managers may reasonably request.

(t)                                    Market Activities.  The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may (i) bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act and (ii) purchase its Common Units in the open market for the purpose of satisfying its obligations under the Partnership’s Long-Term Incentive Plan; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(u)                                 No Offer to Sell.  The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(v)                                 Sarbanes-Oxley Act.  The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(w)                               Regulation M.  If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (c) the costs of reproducing and distributing this Agreement, any supplemental agreement among the Managers, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (d) the fees and expenses of the Partnership Parties’ counsel and independent accountants, (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Managers); (f) the listing of the Units on the NYSE and/or any other exchange; (g) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Units under the laws of such jurisdictions the Managers may designate, as provided in Section 4(e), and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Managers); (h) all expenses incurred by the Partnership Parties in connection with any “road show” presentation to potential investors; (i) the reasonable fees, disbursements and expenses of counsel for the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and (j) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the accuracy and completeness, at the date and time this Agreement is executed an delivered by the parties hereto, on each Representation Date, and as of each Applicable Time and Settlement Date, of the representations and warranties of the Partnership Parties contained in this Agreement or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)                                 Opinion of Counsel for Partnership.  The Managers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Partnership and Edward Faneuil, General Counsel for the General Partner, required to be delivered pursuant to Sections 4(o) and 4(p), respectively.

(e)                                  Representation Certificate.  The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(f)                                   Accountant’s Comfort Letters.  The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(q).

(g)                                  Approval for Listing.  The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(h)                                 No Objection.  Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)                                     No Suspension.  Trading in the Units shall not have been suspended on the NYSE.

(j)                                    Additional Documents.  On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)                                 Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a)                                 The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.  This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to any written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager.  This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a)                                 Termination by the Partnership.  The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b)                                 Termination by any Manager.  Each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c)                                  Automatic Termination.  Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d)                                 Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e)                                  Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f)                                   Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

10. Notices.  Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership Parties, will be mailed or delivered to c/o Global Partners LP, P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454-9161, Attention:  Edward Faneuil (fax: (781) 398-9211); or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention:  Equity Syndicate Department (fax:  212-214-5918); or if sent to BMO Capital Markets Corp., will be mailed or delivered to 3 Times Square, New York, New York 10036, Attention: Legal Department (fax:  212-702-1205).

11. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law.  This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17. Research Analyst Independence.

The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions.  The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty.  The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters).  The Partnership Parties agree that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Managers.

Very truly yours,

Global Partners LP

By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President, General Counsel and Secretary

Global GP LLC

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President, General Counsel and Secretary

Global Operating LLC

By:	/s/ Edward J. Faneuil
Name: Edward J. Faneuil
Title: Executive Vice President, General Counsel and Secretary

Execution Version

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

BMO Capital Markets Corp.

By:	/s/ Michael Starzan
Name: Michael Starzan
Title: Director

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Brian Reale

Craig Stampone

Greg Ogborn

Thomas DeLoache

Richard Maxwell

Russell Clingman

Yves Bouillet

BMO Capital Markets Corp.

Jim Gallagher

Brad Pavelka

Michael Starzan

Jaryd Banach

Matthew Lederman

Lori Begley

Eileen Connors

Jonathan Hough

Peter Underwood

Global Partners LP

Daphne H. Foster

Edward J. Faneuil

Charles A. Rudinsky

A-1

EXHIBIT B
FORM OF OPINION OF VINSON & ELKINS L.L.P.

(a)                                 The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Prospectus.

(b)                                 Each of the General Partner, Global Operating and Global Companies has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in the Prospectus, and, in the case of the General Partner, to act as general partner of the Partnership.

(c)                                  Global Montello has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with full corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Prospectus.

(d)                                 Warex is validly existing in good standing as a corporation under the New York Business Corporation Law with full corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Prospectus.(1)

(e)                                  The General Partner is the sole general partner of the Partnership with a 0.74% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except as otherwise described in the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or pursuant to the Credit Agreement and the Indenture.

(f)                                   Upon due action by an Authorized Partnership Representative pursuant to Section 3, the Units and the limited partner interests represented thereby will have been duly authorized by the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Prospectus).

(1)  Coverage of Warren entities to be evaluated at future Representation Dates as additional information with respect to significance becomes available.

(g)                                  The Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Prospectus).

(h)                                 The Partnership owns a 100% membership interest in Global Operating; such membership interest has been duly authorized and validly issued in accordance with the Global Operating LLC Agreement and is fully paid (to the extent required under the Global Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (except as otherwise described in the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or pursuant to the Credit Agreement or the Indenture.

(i)                                     Global Operating owns a 100% membership interest in Global Companies and 100% of the capital stock of Global Montello. Such membership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiary LLC Agreements and are fully paid (to the extent required under the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Global Operating owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Global Operating as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or pursuant to the Credit Agreement or the Indenture.  In the case of Global Montello, such capital stock has been duly authorized and validly issued in accordance with the DGCL, and is fully paid and nonassessable; and Global Operating owns such capital stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Global Operating as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL or pursuant to the Credit Agreement or the Indenture.

(j)                                    Except as described in the Prospectus and contained in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership arising under any agreement required to be described in the Prospectus or, to such counsel’s knowledge, to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations.  To such counsel’s knowledge and except as provided in the Partnership Agreement or as described in the Prospectus, the offering or sale of the Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than for such rights that have been waived.

(k)                                 Each of the Partnership Parties has all requisite partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder.  All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective members or partners for the authentication, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(l)                                     This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(m)

(i)                                     The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii)                                  The Global Operating LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iii)                               The Operating Subsidiary LLC Agreement of each of Global Companies and Chelsea Sandwich has been duly authorized, executed and delivered by Global Operating and each is a valid and legally binding agreement of Global Operating, enforceable against Global Operating in accordance with its terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions and public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(n)                                 None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities organized in Delaware, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or create a Lien upon any property or asset of any of the Partnership Parties, pursuant to, this Agreement, the Credit Agreement or the Indenture, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal or New York state law, which breaches, violations, Liens or defaults, in the case of clauses (ii) and (iii), would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; provided, however that no opinion is expressed pursuant to this paragraph with respect to securities and other anti-fraud statutes, rules or regulations.

(o)                                 No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any U.S. Federal or Delaware court or governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal or New York state law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Parties of this Agreement or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except for such consents as may be required under the Securities Act, the Exchange Act, the Rules and Regulations and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(p)                                 The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(q)                                 The Registration Statement, on the latest Effective Date, and the Prospectus, as of its date and the date hereof, appears on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and schedules thereto and the independent public accounting firm’s report thereon or other financial data and statistical data derived from financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

(r)                                    The statements in the Registration Statement and the Prospectus under the captions “Description of the Common Units,” “How We Make Cash Distributions,” “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions are accurate in all material respects; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Description of the Common Units” and “How We Make Cash Distributions.”

(s)                                   The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on May 19, 2015 is confirmed and the Managers may rely upon such opinion as if it were addressed to them on the date hereof.

(t)                                    None of the Partnership Parties is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, such counsel may (A) rely, without independent investigation or verification, with respect to matters of fact upon certificates of officers and employees of the Partnership Entities, upon information obtained from public officials and from officers, employees and representatives of the Partnership Entities and upon the representations of the Partnership Parties set forth in this Agreement, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from governmental officials reviewed by them is accurate, complete and authentic, (D) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the state of New York, (E) with respect to the opinions expressed in paragraphs (a), (b), (c) and (d) above as to the valid existence and good standing as a corporation, limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are based upon certificates or oral assurances of existence and good standing provided by the Secretary of State of the State of Delaware or New York, as applicable, (F) with respect to the opinions expressed in clause (i) of paragraphs (f), (i) and (j) above, respectively, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of the State of Delaware naming the one or more of the Partnership Parties, as debtors and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or equity holders of any of the Partnership Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm of the Partnership, and representatives of the Managers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraphs (s) and (t) above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(A)                               the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(B)                               the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the independent public accounting firm’s report thereon, or (ii) the other financial data and statistical data derived from financial data included or incorporated by reference therein.

EXHIBIT C
OPINION OF EDWARD FANEUIL

(a)                                 The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion.

(b)                                 Each of the General Partner, Global Operating, Global Companies and Alliance is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion.

(c)                                  Each of Global Montello, Warren, Warex, Drake and Maryland Oil is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion.

(d)                                 Richard Slifka, the Estate of Alfred Slifka, trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II collectively own 100% of the outstanding membership interests in the General Partner free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Massachusetts with respect to the Estate of Alfred Slifka, Richard Slifka and trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, and the State of Delaware with respect to Larea and Larea II, in each case naming any of them as a debtor is on file in the office of the Secretary of State of the Commonwealth of Massachusetts or the Secretary of State of the State of Delaware, as applicable, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the laws of the Commonwealth of Massachusetts or the Delaware LLC Act or contained in the General Partner LLC Agreement and the organizational documents of each such member, as applicable.

(e)                                  Alliance has been duly formed and is validly existing in good standing as a limited liability company under the Massachusetts Limited Liability Company Act with full limited liability company power and authority to own or lease its properties and to conduct its business under the laws of the jurisdictions set forth on a schedule to such opinion.

(f)                                   Drake has been duly formed and is validly existing as a corporation under the Massachusetts Business Corporations Act with full corporate power and authority to own or lease its properties and to conduct its business under the laws of the jurisdictions set forth on a schedule to such opinion.

(g)                                  Each of Warren and Maryland Oil has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with full corporate power and authority to own or lease its properties and to conduct its business under the laws of the jurisdictions set forth on a schedule to such opinion.(2)

(h)                                 Global Operating owns a 100% membership interest in Alliance; Global Operating owns 100% of the capital stock in GPEC; Global Montello owns 100% of the capital stock in Warren; and Warren owns 100% of the capital stock in each of Puritan, Warex, Drake and Maryland Oil. Such membership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiary LLC Agreements and are fully paid (to the extent required under the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Global Operating or Alliance, as the case may be, owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Global Operating or of the Commonwealth of Massachusetts naming Alliance, as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the Commonwealth of Massachusetts, as applicable or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Massachusetts LLC Act or pursuant to the Credit Agreement and the Indenture.

(i)                                     (i) Each of the Operating Subsidiary LLC Agreements of Global Marketing, Global Marketing II, Global CNG and Alliance has been duly authorized, executed and delivered by Global Operating, and is a valid and legally binding agreement of Global Operating; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions and public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and (ii) the Operating Subsidiary LLC Agreement of Bursaw has been duly authorized, executed and delivered by Alliance, and is a valid and legally binding agreement of Alliance.

(j)                                    The General Partner LLC Agreement has been duly authorized, executed and delivered by Alfred Slifka, Richard Slifka and trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II and is a valid and legally binding agreement of the Estate of Alfred Slifka, Richard Slifka and trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II, enforceable against the Estate of Alfred Slifka, Richard Slifka, trusts for the benefit of certain family members of Alfred Slifka and Richard Slifka, Larea and Larea II in accordance with its terms; provided that, with respect to such agreement the enforceability thereof may be limited by the Enforceability Exceptions and public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing.

(k)                                 None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Parties of this Agreement or the

(2)  Coverage of Warren entities to be evaluated at future Representation Dates as additional information with respect to significance becomes available.

consummation by the Partnership Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of Alliance and Bursaw Oil, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any Lien upon any property or asset of any of the Partnership Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel (other than this Agreement, the Credit Agreement and the Indenture) to which any of the Partnership Entities is a party or by which any of them or any of their respective properties or assets may be bound or subject, (iii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body to which any of the Partnership Entities or any of their properties are subject, or (iv) violates or will violate the laws of the Commonwealth of Massachusetts (other than any state securities laws or broker/dealer laws, as to which such counsel expresses no opinion), which breaches, violations, Liens or defaults in the case of clauses (ii), (iii) and (iv) above, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; provided, however that no opinion is expressed pursuant to this paragraph with respect to securities and other anti-fraud statutes, rules or regulations.

(l)                                     No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Massachusetts court or governmental agency or body under the laws of the Commonwealth of Massachusetts is required for the offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except for such consents as may be required under state securities or “Blue Sky” laws and applicable rules and regulations under such laws, as to which such counsel expresses no opinion.

(m)                       To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement and the Prospectus and are not described as required; and, to such counsel’s knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Registration Statement and the Prospectus as required or filed as exhibits to the Registration Statement as required.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the laws of the Commonwealth of Massachusetts, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in clause (i) of paragraphs (d) and (h) above, respectively, such counsel relied solely on reports, dated as of recent dates, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of the State of Delaware naming one or more of the Partnership Entities or their affiliates, as debtors, (E) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject and (F) with respect to the opinions expressed in paragraphs (a), (b), (c), (e), (f) and (g) above as to the valid existence, good standing, due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates or oral assurances of existence, good standing, foreign qualification or registration provided by the Secretary of State of the states listed on a schedule to such opinion.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm of the Partnership, and representatives of the Managers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that causes him to believe that:

(i)                                 the Registration Statement, at the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(ii)                              the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the independent public accounting firm’s report thereon, or (ii) the other financial data and statistical data derived from financial data included or incorporated by reference therein.

EXHIBIT D
OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [    ], of Global GP LLC, the general partner of Global Partners LP (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated May 19, 2015 (the “Agreement”) between the Partnership  Parties and Wells Fargo Securities, LLC and BMO Capital Markets Corp., that to the knowledge of the undersigned:

(i)                                     The representations and warranties of the Partnership Parties in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)                                  The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

By:
Name:
Title:

D-1